UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2019

LUBOA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199210	90-1007098
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2nd Floor, Area A, #59 Longjing 2nd Rd, Baocheng Block 3,

Baoan District, Shenzhen, China 518000

(Address, including zip code, of principal executive offices)

+86 18304043465

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On June 13, 2019, the board of directors of Luboa Group, Inc. (the “Company”) decided to dismiss WWC, P.C. (“WWC”) as its independent registered public accounting firm, effectively immediately.

WWC was engaged as the Company’s auditor on January 7, 2019 and did not provide any auditor report on the Company’s financial statements.

During the Company’s two most recent fiscal years ended August 31, 2018 and 2017, and for the subsequent interim period through June 13, 2019, the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with WWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WWC, would have caused it to make reference in connection with its opinion to the subject matter of the disagreements.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished WWC with a copy of this Current Report on Form 8-K on June 14, 2019, providing WWC with the opportunity to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of WWC’s letter addressed to the SEC relating to the statements made by the Company in this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description

16.1	Letter from WWC, P.C., dated June 18, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBOA GROUP, INC.

Date: June 19, 2019	By:	/s/ Feng Jiang
Feng Jiang
Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

16.1	Letter from WWC, P.C., dated June 18, 2019

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